EXHIBIT 23.2 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2003 in the Pre-Effective Amendment No. 3 to the Registration Statement and related Prospectus of Stockgroup Information Systems Inc. for the registration of 11,431,245 shares of its common stock.

/s/ ERNST & YOUNG LLP

Vancouver, Canada,

January 27, 2004.

Chartered Accountants